EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

	THIS STOCK PURCHASE (the "Agreement"), by and between FIRST ALLIANCE CORPORATION, a Kentucky corporation ("Seller"), and
FIRST AMERICAN CAPITAL CORPORATION, a Kansas corporation
(hereinafter "FACC" or "Buyer"), is made and entered into as of September 17, 2002.

RECITALS

	WHEREAS, Seller owns 525,000 shares of FACC common stock, $.10 par value, which shares are represented by stock certificate number C5259 (the "Shares"); and

	WHEREAS, Seller desires to sell and Buyer desires to buy the Shares, on the terms stated herein.

TERMS

	NOW, THEREFORE, in consideration of the premises, the mutual covenants, promises, agreements, representations and warranties of the parties hereto, the parties do hereby covenant, promise, agree, represent and warrant as follows:

1.	Sale of Stock.  Seller agrees to sell, transfer and
assign to Buyer, and Buyer agrees to buy and acquire from Seller, the Shares on the terms and conditions set forth in this Agreement.

2.	Purchase Price.  The purchase price is $1.91 per Share
for an aggregate purchase price of $1,002,750 (the "Purchase
Price"), payable on Closing, as defined herein.

3.	Closing Date.  The closing ("Closing") shall take
place on September 30, 2002 or such later date as may be agreed to by the parties. At the Closing, Seller shall transfer, assign and convey to and upon the order of Buyer any and all of Seller's right, title and interest in and to the Shares against payment of the Purchase Price. Seller shall sign and endorse the Shares over to Buyer if requested by Buyer.

4.	Seller's Representations and Warranties.  Seller
covenants, represents and warrants to Buyer as follows:

(a)	Ownership; Authority.  Seller is the lawful owner
of the Shares and has the right, power and authority to transfer and assign the same to Buyer and to accept payment by Buyer. Buyer shall receive the Shares free and clear of all liens, security interests, encumbrances, options, rights or claims of any kind or nature. There are no outstanding subscriptions, warrants, calls, commitments, pledges, security agreements, restrictions against transfer, or arrangements of any kind with respect to the Shares or transfer of the Shares.

(b)	Binding Agreement.  This Agreement constitutes
the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(c)	Violation.  The execution, delivery and
performance of this Agreement will not violate or cause a breach or default under any agreement, license, law, rule, regulation, order or permit to which Seller is subject.

(d)	Consents.  The execution, delivery and
performance of this Agreement does not require the consent of any third party or government, court, or regulatory authority.

(e)	Defense of Claims.  Seller shall defend the title
of the Shares unto Buyer against any and all claims and demands of any and all persons.

5.	Conditions of Buyer and Seller to Close. The
obligation of Buyer and Seller to Close under this Agreement is subject to Seller and Buyer terminating that certain
Administration Agreement between the parties dated as of January
1, 2000 in consideration of a payment of $212,000 by Buyer to Seller.

6.	Additional Conditions on Obligation of Buyer to Close.
Each and every obligation of Buyer under this Agreement shall be subject to the satisfaction, as of the Closing, of each of the following conditions unless waived in writing by Buyer:

(a)	Representations and Warranties; Performance.  The
representations and warranties made by Seller herein shall be true and correct as of the Closing; Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by Seller as of the Closing.

(b)	No Proceeding or Litigation.  No action, suit or
proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against Seller or Buyer seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

(c)	Further Assurances.  Seller shall have duly
executed and delivered all such stock powers, stock certificates and other instruments of transfer, assignment and conveyance, and all such notices, releases and terminations and other documents as may be necessary in Buyer's sole discretion, to fully transfer, assign and convey to and vest in Buyer, good and marketable title to the Shares, free and clear of all liens, security interests, encumbrances, options, rights or claims of any kind or nature.

7.	Additional Condition on Obligation of Seller to Close.
Each and every obligation of Seller under this Agreement shall be subject to Buyer making, prior to Closing, an offer to purchase the FACC common stock owned by the following shareholders in the amounts indicated:

Shareholder				Shares
Tom Evans				15,000
James M. Everett			13,000
Charles L. Hamilton		 6,500
Jimmy Dan Conner			13,000
Denny Crum				13,000
Lisa Engebritson			12,000

8.	Survival of Warranties.  The representations and
warranties of Seller contained herein or in any certificates or other documents delivered prior to or at the Closing, or incorporated herein by reference, are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or the occurrence of the Closing. Each and every such representation and warranty shall survive the Closing, and all claims for damages based on intentional or fraudulent actions, misrepresentations or breaches shall never expire.

9.	Governing Law.  This Agreement shall be governed by
the laws of the State of Kansas without regard to conflict of law principles.

10.	Benefit.  This Agreement shall be binding upon, and
inure to the benefit of, the respective legal representatives, successors, and permitted assigns of the parties.

11.	Notices.  All notices, requests, demands, and other
communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid, to the other party as follows:

	Seller:		First Alliance Corporation
				2285 Execution Drive, Suite 308
				Lexington, Kentucky  40505

	Buyer:		First American Capital Corporation
				1303 SW First American Place
				Topeka, Kansas  66604

	With copy to:	William M. Schutte, Esq.
				Polsinelli Shalton & Welte, P.C.
				6201 College Blvd., Suite 500
				Overland Park, Kansas  66211

12.	Construction.  This Agreement was negotiated and
drafted with input from both parties. Therefore, the parties agree that for interpretation purposes neither party shall be considered as having drafted this document and no drafting inference shall be drawn.

13.	Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.	Actions Necessary to Complete Transaction.  Each party
hereby agrees to execute and deliver all such other documents or instruments and to take any actions as may be reasonably required in order to effectuate the transactions contemplated by this Agreement.

15.	Waiver.  Any waiver by either party of any breach of
any term or condition of this Agreement shall not be deemed a waiver of any other breach of such term or condition, nor shall the failure of either party to enforce such provision constitute a waiver of such provision or of any other provision, nor shall such action be deemed a waiver or release of any other party for any claims arising out of or connected with this Agreement.

16.	Entire Agreement.  This Agreement constitutes the
entire agreement between the parties hereto. There are no other restrictions, promises, representations, warranties, covenants or undertakings. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and may not be revised or amended in any respect without a written agreement signed by the parties hereto. Headings of paragraphs and sections of this Agreement are inserted for the convenience of the parties and shall not be construed as part of this Agreement.

	IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLER:

FIRST ALLIANCE CORPORATION

By:		/s/ Scott J. Engebritson
Name:		Scott J. Engebritson
Title:	Vice Chairman


BUYER:

FIRST AMERICAN CAPITAL CORPORATION

By:		/s/ Rickie D. Meyer
Name:		Rickie D. Meyer
Title:	President